UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 16, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Ciber, Inc. (“Ciber”) previously reported the completion of the sale of certain of the assets and liabilities of Ciber Nederland B.V. (“Ciber Nederland”), a subsidiary of Ciber, to Ultraflex B.V., a wholly-owned subsidiary of ManpowerGroup Netherlands B.V. on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2016 (the “Initial 8-K”). This Current Report on Form 8-K/A is being filed to amend the Initial 8-K solely for purposes of including in the Initial 8-K the pro forma financial information required to be filed for the above described transaction by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of Ciber, Inc. giving pro forma effect to the disposition of certain assets and liabilities of Ciber Nederland B.V. for the twelve months ended December 31, 2015 and the three months ended March 31, 2016 are incorporated herein by reference to Exhibit 99.1.

(d) Exhibits.

99.1
Unaudited pro forma consolidated financial statements of Ciber, Inc. giving pro forma effect to the disposition of certain assets and liabilities of Ciber Nederland B.V. for the twelve months ended December 31, 2015 and the three months ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 22, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer